Exhibit 21.1

SUBSIDIARIES OF DASEKE, INC.

1.)	Alabama Carriers, Inc. (Tennessee)
2.)	Aveda Logistics Inc. (North Dakota)
3.)	Aveda Transportation and Energy Services Inc. (Federal)
4.)	B.C. Hornady and Associates, Inc. (Alabama)
5.)	Bed Rock, Inc. (Missouri)
6.)	Belmont Enterprises, Inc. (Washington)
7.)	Big Freight Systems Inc. (Federal)
8.)	Boyd Bros. Transportation Inc. (Delaware)
9.)	Boyd Intermodal, LLC (Delaware)
10.)	Boyd Logistics Properties, LLC (Ohio)
11.)	Boyd Logistics, LLC (Alabama)
12.)	Bros., LLC (South Carolina)
13.)	BT Holdings of Memphis, Inc. (Tennessee)
14.)	Builders Transportation Co., LLC (Tennessee)
15.)	Bulldog Hiway Express, Inc. (South Carolina)
16.)	Bulldog Hiway Logistics, LLC (Delaware)
17.)	Central Oregon Truck Company, Inc. (Oregon)
18.)	Daseke Companies, Inc. (Delaware)
19.)	Daseke Fleet Services, LLC (Delaware)
20.)	Daseke Logistics, LLC (Delaware)
21.)	Daseke Lone Star, Inc. (Delaware)
22.)	Daseke MFS LLC (Delaware)
23.)	Daseke RM LLC (Delaware)
24.)	Daseke ST LLC (Delaware)
25.)	Daseke TRS LLC (Delaware)
26.)	Daseke TSH LLC (Delaware)
27.)	Daseke, Inc. (Delaware)
28.)	E.W. Wylie Corporation (North Dakota)
29.)	Fleet Movers, Inc. (Tennessee)
30.)	Group One, Inc. (Missouri)
31.)	Hodges Trucking Company, L.L.C. (Oklahoma)
32.)	Hornady Logistics, LLC (Delaware)
33.)	Hornady Transportation, LLC (Alabama)
34.)	Hornady Truck Line, Inc. (Alabama)
35.)	J. Grady Randolph, Inc. (South Carolina)
36.)	JD And Partners, LLC (Tennessee)
37.)	JGR Logistics, LLC (Delaware)
38.)	Kelsey-Trail Trucking Ltd. (Saskatchewan)
39.)	Leavitts Freight Service, Inc. (Oregon)
40.)	Lone Star Heavy Haul, Inc. (Texas)
41.)	Lone Star Project Specialists, Inc. (Texas)
42.)	Lone Star Transportation, LLC (Texas)
43.)	LST Equipment, Inc. (Texas)
44.)	LST Holdings, Inc. (Texas)
45.)	Mashburn Trucking, Inc. (Texas)
46.)	Mid-Seven Transportation Company, Inc. (Iowa)

47.)	Moore Freight Service, Inc. (Tennessee)
48.)	National Rigging, Inc. (Texas)
49.)	NEI Transport, LLC (Texas)
50.)	R&R Trucking Holdings, LLC (Delaware)
51.)	R&R Trucking, Inc. (Mississippi)
52.)	Rand, LLC (Tennessee)
53.)	Randolph Brothers, LLC (South Carolina)
54.)	Roadmaster Equipment Leasing, Inc. (Delaware)
55.)	Roadmaster Group II, LLC (Delaware)
56.)	Roadmaster Specialized, Inc. (Arizona)
57.)	Roadmaster Transportation, Inc. (Arizona)
58.)	Rodan Transport (U.S.A.) Ltd. (Delaware)
59.)	RT & L, LLC (Tennessee)
60.)	Schilli Distribution Services, Inc. (Indiana)
61.)	Schilli Leasing, Inc. (Indiana)
62.)	Schilli Motor Lines, Inc. (Indiana)
63.)	Schilli National Truck Leasing & Sales, Inc. (Indiana)
64.)	Schilli Specialized Flatbed Division, Inc. (Indiana)
65.)	Schilli Specialized of Texas, Inc. (Texas)
66.)	Schilli Specialized, Inc. (Indiana)
67.)	Schilli Transportation Services, Inc. (Indiana)
68.)	SLT Express Way, Inc. (Utah)
69.)	Smokey Point Distributing, Inc. (Washington)
70.)	SPD Trucking, LLC (Delaware)
71.)	ST Leasing, Inc. (Missouri)
72.)	Steelman Transportation, Inc. (Missouri)
73.)	Tennessee Steel Haulers, Inc. (Tennessee)
74.)	TexR Assets 2, LLC (Texas)
75.)	TexR Assets, LLC (Texas)
76.)	TexR Equipment, LLC (Texas)
77.)	TM Transport And Leasing, LLC (Tennessee)
78.)	TNI (USA), Inc. (Delaware)
79.)	TSH International Services (Monterry, Nuevo Leon)
80.)	WTI Transport, Inc. (Alabama)